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                                                                    EXHIBIT 3.72

                                     BYLAWS

                                       OF

                               QUAKER ALLOY, INC.

                                  As Adopted:

                                 April 1, 1986

                                  As Amended:

                                 April 14, 1987
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                                     BYLAWS

                              OF QUAKER ALLOY, INC.

                                    ARTICLE I

         1.1      The name of the corporation is Quaker Alloy, Inc.

                                   ARTICLE II

                                     OFFICES

         2.1 The registered office of the corporation shall be located at 720 S-Cherry Street, Myerstown, PA 17067.

         2.2 The corporation also may have offices at such other places as the Board of Directors may from time to time determine.

                                   ARTICLE III

                                     SHARES

         3.1 Share certificates shall be issued to each holder of fully-paid shares, in numerical order, from the share certificate books, signed by the President, countersigned by the Secretary and sealed by the Secretary with the corporate seal. A record of each certificate issued shall be kept on the stub thereof.

         3.2 Every shareholder of record shall be entitled to a share certificate representing the shares owned by him, but a share certificate shall not be issued to any shareholder until the shares represented thereby have been fully paid. No note or obligation given by a shareholder, whether secured by pledge or otherwise, shall be considered as payment, in whole or in part, of any shares.

         3.3 Transfers of shares shall be made only upon the books of the corporation, and before a new certificate is issued, the old certificate must be surrendered for cancellation. The corporation shall not be bound by any restrictions on the transferability of shares imposed by any agreement to which it is not a party unless both written notice of such agreement or restriction is given to the Secretary and notice of such

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agreement or restriction has been put upon the stock certificate so restricted.

         3.4 In case a share certificate is lost, destroyed or stolen, the claimant thereof shall promptly give notice of the fact to the Secretary of the Corporation by affidavit, shall give the corporation a bond of indemnity acceptable in form and amount, and shall satisfy such other requirements as the Secretary or Board of Directors shall impose under the circumstances, and upon satisfactory proof being produced of such loss or destruction, a new certificate may be issued in place of the original security in accordance with applicable law.

         3.5 The holder of record of any share or shares shall be entitled by the corporation to be treated as the holder in fact thereof, and the company accordingly shall not be bound to recognize any equitable claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by applicable laws.

         3.6 A shareholder shall not be personally liable for any debt or liability of the corporation, except as may be imposed by law.

         3.7 The treasury stock of the corporation shall consist of such issued and outstanding shares of the corporation as may be donated to the corporation or otherwise acquired, and shall be held subject to disposal by the Board of Directors. Such shares shall neither vote nor participate in dividends while held by the corporation.

                                   ARTICLE IV

                                  SHAREHOLDERS

         4.1 The annual meeting of the shareholders of this corporation shall be held at such time, date and place as the Board of Directors shall determine.

         4.2 Special meetings of the shareholders may be called to be held at the registered office of the corporation, or at such other place designated in the call, at any time, by the President or by resolution of the Board of Directors, or upon written request of the shareholders holding one-fifth of the outstanding shares having voting rights. Upon written request of the shareholder or shareholders entitled to call a special

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meeting, the Secretary shall give notice of such special meeting, to be held at such time as the Secretary may fix, not less than ten nor more than sixty days after the receipt of such request. Upon neglect or refusal of the Secretary to issue such call, the person or persons making the request may do so.

         4.3 At least five days before each meeting of shareholders, the officer having charge of the transfer books for shares shall make a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of, and the number of shares held by each, which list shall be kept on file at the registered office of the corporation and shall be subject to inspection of any shareholders at any time during usual business hours. Such list shall be produced and kept open at the time and place of meeting, subject to the inspection of any shareholders during the whole time of the meeting. The preparation of such list may be dispensed with by oral or written agreement of all the shareholders.

         4.4 Except as herein otherwise provided, notice of meeting, written or printed for every regular or special meeting of the shareholders, shall be prepared and mailed to the last known post office address of each shareholder having voting rights, not less than five days before any such meeting, and if for a special meeting, such notice shall state the object or objects thereof. No failure of or irregularity in notice of any regular meeting shall invalidate such meeting or any proceeding thereat. Notice of a meeting may be waived by written waiver signed by all persons entitled to notice.

         4.5 A quorum at any meeting of the shareholders shall consist of a majority of the voting shares of the corporation, represented in person or by proxy. A majority of such quorum shall decide any question that may come before the meeting unless such question is by statute required to be decided by a majority of the outstanding shares or otherwise.

         4.6 The Board of Directors, or any member thereof, may be removed at any time by a majority vote of the holders of the outstanding shares entitled to vote at an election of directors, in the manner provided by law. Vacancies so occasioned may be filled at the same meeting.

         4.7 The order of business at the annual meeting, and as far as possible, at all other meetings of the shareholders shall be:

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                  (a)      Call of roll

                  (b)      Proof of due notice of meeting

                  (c)      Reading and disposal of any unapproved minutes

                  (d)      Reports of officers and committees

                  (e)      Election of directors

                  (f)      Unfinished business

                  (g)      New business

                  (h)      Adjournment

         4.8 Shareholders shall have the right to be represented and vote by proxy at any meeting of shareholders.

         4.9 Any action which may be taken at a meeting of shareholders may be taken without a meeting, if a consent in writing setting forth the action so taken shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purposes or shall be signed by such lesser number of shareholders as the Articles of Incorporation may provide, and shall be filed with the Secretary of the Corporation.

         4.10 Any one or more shareholders may participate in any meeting of shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

         4.11 The election of directors shall be at the annual meeting of the shareholders. Nominations of candidates for election to the Board of Directors shall be received from shareholders entitled to elect directors at such annual meeting, unless the Board of Directors determines that the following written nomination procedure shall be followed, in which case nomination for election to the Board shall occur only in accordance with the procedure. The written nomination procedure shall be as follows: not less than thirty days before the annual meeting, the corporation shall notify all shareholders in writing that they may submit written nominations of candidates for election to the Board. Such notice shall direct any shareholder desiring to make a nomination to submit in writing the name or names of nominees to the Secretary of the corporation at a designated address prior to the date of the meeting, shall include a statement to the effect that no nominations will be accepted at the meeting or otherwise allowed except in accordance with the written nomination procedure, and may stipulate that only nominations received by the Secretary by a date not later than ten days after the date of the notice shall be placed before the meeting.

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                                    ARTICLE V

                                    DIRECTORS

         5.1 The business and property of the corporation shall be managed by a Board of not more than five (5) directors, who shall be elected annually by the shareholders having voting rights, for the term of one year, and shall serve until the election and acceptance of their duly qualified successors. Directors need not be shareholders. Any vacancies may be filled by the Board of Directors for the unexpired term. The Board of Directors shall have full power, and it is hereby expressly authorized, to increase, or decrease, the number of directors from time to time without requiring a vote of the stockholders; provided, however, that the number of directors shall never be less than one. The meetings of the Board of Directors may be held at such place within or without the Commonwealth of Pennsylvania as the majority of the directors appoint, or as may be designated in the notice of meeting.

         5.2 The annual meeting of the Board of Directors shall be held within thirty (30) days following the annual meeting of shareholders.

         5.3 Regular meetings of the Board of Directors shall be held on the 10th day of each month at 10:00 a.m. when there is any business to transact. If the 10th day is a Sunday or holiday such meeting shall be held on the next date which is not a Sunday or holiday. Notice of meetings may be waived by written waiver signed by all the directors.

         5.4 Special meetings of the Board of Directors may be called at any time by the President, or by a majority of the members of the Board, or may be held at any time and place, either within or without the Commonwealth of Pennsylvania, without notice, by unanimous written consent of all the members, or by the presence of all members at such meeting.

         5.5 Notice of special meetings shall be given by the Secretary to each member of the board not less than three days before any such meeting, and notice of such special meetings shall state the purposes thereof. Notice of such meetings may be waived by written waiver signed by all the directors.

         5.6 A quorum at any meeting shall consist of a majority of the entire membership of the board. A majority of such quorum shall decide any question that may come before the meeting, unless otherwise provided by statute.

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         5.7      The Board of Directors may, by resolution adopted by a
majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee to the extent provided in such resolution or in the bylaws, shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the corporation. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified members.

         5.8 Any action which may be taken at a meeting of the directors or of the members of the executive or other committee may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the directors or the members of the committee, as the case may be, and shall be filed with the Secretary of the corporation.

         5.9 Any one or more directors may participate in a meeting of the board or of a committee of the board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

         5.10 Officers of the corporation, including the President, shall be elected by the Board of Directors, at their first meeting after the election of directors each year. If any office becomes vacant, including the office of President, during the year, the Board of Directors shall fill the same for the unexpired term.

         5.11 Inspection of the books and accounts of the corporation (except in such cases as may be allowed by law) may be permitted only in accordance with such rules and regulations and under such conditions as the Board of Directors shall from time to time determine upon, and the shareholders' rights in this respect are and shall be restricted and limited accordingly.

         5.12 The order of business at any regular or special meeting of the Board of Directors shall be:

                  (a)      Reading and disposal of any unapproved minutes

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                  (b)      Reports of officers and committees

                  (c)      Unfinished business

                  (d)      New business

                  (e)      Adjournment

                                   ARTICLE VI

                                    OFFICERS

         6.1 The officers of the corporation shall be a President, a Secretary, a Treasurer and such other officers, assistant officers, and agents as the Board of Directors may determine and all officers, assistant officers, and agents shall be elected for the term of one year and shall hold office until their successors are elected and qualified. Any number of offices may be held by the same person.

         6.2 The President shall be the chief executive officer of the corporation, shall preside at all meetings, shall have general supervision of the affairs of the corporation, shall sign or countersign all certificates, contracts, and other instruments of the corporation, as authorized by the Board of Directors, shall make reports to the directors and shareholders, and shall perform all such other duties as are incident to his office or are properly required of him by the Board of Directors.

         6.3 The Secretary shall issue notices for all meetings, shall keep their minutes, shall have charge of the seal and the books of the corporation, shall sign with the President such instruments as require such signature, and shall make such reports and perform such other duties as are incident to his office, or are properly required of him by the Board of Directors.

         6.4 The Treasurer shall have the custody of all monies and securities of the corporation and shall keep regular books of account. He shall sign or countersign such instruments as require his signature, shall perform all duties incident to his office or that are properly required of him by the Board of Directors, and if required by the Board of Directors, shall give bond for the faithful performance of his duties in such sum and with such sureties as may be required by the Board of Directors.

         6.5 All other officers, assistant officers, and agents shall perform such duties as may be required of them by the

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Board of Directors. All officers, assistant officers, and agents of the corporation shall be subject to removal by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without necessary prejudice to the contract rights, if any, of the person removed.

         6.6 The Board of Directors shall have power to fix the compensation of all officers and assistant officers of the corporation. It may authorize any officer upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

                                   ARTICLE VII

                              DIVIDENDS AND FINANCE

         7.1 Dividends shall be declared as provided by law at such times as the Board of Directors shall direct, and no dividend shall be declared that will impair the capital of the corporation.

         7.2 The monies of the corporation shall be deposited in the name of the corporation, in such banks or depositories as the Board of Directors shall designate, and shall be drawn out only by check signed as directed by the Board of Directors.

         7.3 The compensation of officers and directors of the corporation shall be in such amount or at such rate as shall be fixed by order of the Board of Directors or by such person or persons as may be delegated by the Board to fix such compensation.

         7.4 The officers of the corporation shall tender to the Board of Directors such financial reports of the condition of the corporation as may be required by the Board of Directors. The directors and officers shall be required to forward to the shareholders an annual financial report prepared as of the close of each fiscal year. No such financial report need be prepared or verified by a certified public accountant, unless directed to be so prepared or verified by an order of the Board of Directors.

         7.5 The Treasurer, with the approval of the President, may make charitable contributions out of the funds of the corporation for purposes permitted by law, without the consent of the shareholders or directors, to the extent that such

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contributions shall be deductible by the corporation for income tax purposes;
provided, however, that full report of such contributions shall be made to the Board of Directors at its next meeting.

                                  ARTICLE VIII

                                   FISCAL YEAR

         8.1 The Board of Directors shall have the power by resolution to fix the fiscal year of the corporation. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

                                   ARTICLE IX

                                      SEAL

         9.1 The corporate seal of the corporation shall consist of two concentric circles, between which is the name of the corporation, and the word "Pennsylvania", and in the inner circle shall be inscribed the words "Corporate Seal", and the year of formation of the corporation, and such seal is impressed on the margin hereof and is hereby adopted as the corporate seal of the corporation.

                                    ARTICLE X

                                BOOKS AND RECORDS

         10.1 The corporation shall keep correct and complete books and records of account and shall also keep minutes of the proceedings of its Board of Directors and of committees having any of the authority of the Board of Directors.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 The corporation may enter into contracts or transact business with one or more of its directors, officers and shareholders, or with any corporation, partnership, association, or other organization, or concern in which any one or more of its directors, officers, or shareholders are directors, officers or

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shareholders or have a financial interest; and in the absence of fraud, no such contract or transaction shall be invalidated or in any way affected by the fact that such directors, officers, or shareholders of the corporation have interests which are adverse to the interests of the corporation. Any such contract or transaction shall not be invalidated if authorized or ratified at any duly constituted meeting of the Board of Directors, of any duly authorized committee thereof or at any duly constituted meeting of the shareholders if:

                  (1) In the case of a meeting of the Board of Directors or a committee thereof, the material facts as to such interests and as to the contract or transaction are disclosed or are known to the Board of Directors and the Board in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

                  (2) In the case of a meeting of shareholders, the material facts as to such interests and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

                  (3) In either case, the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors or the Shareholders.

Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorized a contract or transaction specified above.

         11.2 No person shall be disqualified from holding office as director or officer of the corporation by reason of any adverse interest described in Section 1 of this Article VII.

         11.3 No director, officer, or shareholder having any adverse interest described in Section 1 of this Article VII shall be liable in the absence of actual fraud, to any corporation or to any shareholder or creditor thereof, or to any other person for any loss incurred under or by reason of such contract or transaction, nor shall any director, officer or shareholder be accountable in the absence of actual fraud, for any gain or profit realized on any such contract or transaction.

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                                   ARTICLE XII

                                 INDEMNIFICATION

         12.1 The corporation shall indemnify its directors, officers, employees and agents to the fullest extent allowed by the Pennsylvania Business Corporation Law, as amended from time to time.

         12.2 A director of the corporation shall not be personally liable for monetary damages for any action taken, or for any failure to take any action, as a director, unless (1) the director has breached or failed to perform the duties of his office under Section 8363 of Title 42 (Judiciary and Judicial Procedure) of the Pennsylvania Consolidated Statutes, and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This bylaw shall not apply to the responsibility or liability of a director for the payment of taxes pursuant to local, state or federal law. No amendment to or repeal of this bylaw shall have any effect on the personal liability for monetary damages of any director of the corporation for, or with respect to, any act or omission of such director occurring prior to such amendment or repeal.

                                  ARTICLE XIII

                                    INSURANCE

         13.1 The corporation may obtain and pay for an appropriate insurance policy (Officers & Directors coverage) so as to fully protect and insure each member of the Board of Directors for any liability that may arise out of acts of malfeasance or misfeasance during his term in office.

                                   ARTICLE XIV

                      CONTRACTS, CHECKS, DEPOSITS AND FUNDS

         14.1 The Board of Directors may authorize any officer or officers, agent or agents of the corporation, in addition to the officers so authorized by these By-Laws, to enter into any contract or execute and deliver any instrument in the name of or on behalf of the corporation and such authority may be general or may be confined to specific instances.

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         14.2     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors. In the absence of such determination by the Board of Directors, such instrument shall be signed by the Treasurer or an Assistant Treasurer and countersigned by the President or a Vice-President of the Corporation.

         14.3 The Board of Directors may accept on behalf of the corporation any gift, contribution, bequest or devise for a general purpose or for any special purpose of the corporation.

                                   ARTICLE XV

                                   AMENDMENTS

         15.1 These Bylaws may be amended, repealed or altered in whole or in part, by a majority vote of the outstanding shares of the corporation, at any regular or special meeting of the shareholders.

         15.2 These Bylaws may also be amended, repealed or altered, in whole or in part, by a majority vote of the Board of Directors, at any regular or special meeting. However, such Bylaws, or any provision thereof, made, altered, amended, or repealed by the Board of Directors shall from time to time be submitted to the shareholders for approval, and may be altered, amended, or repealed by the shareholders at any annual meeting or upon notice at any special meeting, and when so altered, amended, or repealed shall not be reestablished by the Directors without the approval of the shareholders.

                                   ARTICLE XVI

                        ADDITIONAL RULES AND REGULATIONS

         16.1 The Board of Directors may establish and enforce any and all additional rules and regulations deemed advisable and necessary. The power to form special committees and appoint their members shall rest with the Board of Directors.

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